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                                  EXHIBIT 10.9*
     Description of Executive Incentive Program adopted by the Compensation
                     Committee of the Board of Directors on
                  December 1, 1993, as amended on May 17, 1996.
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                                                                    Exhibit 10.9


                                 DESCRIPTION OF
                           EXECUTIVE INCENTIVE PROGRAM
                      ADOPTED BY THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS ON
                    DECEMBER 1, 1993, AS AMENDED MAY 17, 1996


1. Beginning with respect to the Company's fiscal year ending June 30, 1994 a bonus pool is to be established based on the earnings before interest and taxes of the Company's aviation services business ("Aviation Earnings") for each fiscal year.

2. Aviation Earnings are to be reduced by an amount equal to the Company's average investment in the aviation services business for the applicable fiscal year multiplied by 12% (the "Hurdle").

3. The bonus pool is to be equal to the excess, if any, of Aviation Earnings over the Hurdle (the "Bonus Base") multiplied by 15%.

4. There will be a maximum annual bonus pool of $1,000,000 ($1,500,000 effective commencing with respect to the fiscal year ending June 30,
       1996) paid in respect of any fiscal year.

5. If the Company, on a consolidated basis (including the accrual or funding of any payments to be made under the Executive Incentive Program), was not profitable for the fiscal year under review, the Board of Directors may either establish a bonus pool for such fiscal year or carry over the Bonus Base, if any, for such fiscal year.

6. The bonus pool is to be made available to all senior executive of the Company (excluding the current Chief Executive Officer, Jay B. Langner) (currently eight executives) who are not eligible for other bonus compensation.

7. If the Bonus Base is negative in any fiscal year, the negative Bonus Base must be recouped before there is a bonus pool for a subsequent fiscal year.

8. The Board of Directors has the flexibility to adjust the funding formula or measures in the Program, but would do so only after careful thought. It is not expected that the funding formula would be adjusted during a fiscal year with respect to that fiscal year.

9. Individual awards will be determined subjectively by the Compensation Committee of the Board of Directors and be paid shortly after the Company's audited financial results are publicly issued.